Exhibit 99.1
FOR IMMEDIATE RELEASE

Keenova Reports First Quarter 2026 Financial Results
Strong First-Quarter Performance Driven by Acthar® Gel1 and XIAFLEX®2
Pipeline Development, Synergy Plan Remain on Track
Reaffirms 2026 Net Sales Guidance of $1.94 Billion to $2.00 Billion and Adjusted EBITDA Guidance of $730 Million to $760 Million
Conference Call and Webcast Today at 8:00 a.m. ET
First Quarter 2026 Highlights3
•Acthar Gel net sales of $170 million
•XIAFLEX net sales of $134 million
•Net sales from continuing operations of $468 million
•Loss from continuing operations of $114 million
•Adjusted EBITDA from continuing operations of $174 million

DUBLIN, May 12, 2026 – Keenova Therapeutics plc (“Keenova” or the “Company”) today reported its financial results for the first quarter ended March 31, 2026.
“We are pleased to report continued positive momentum, led by our two core brands – Acthar Gel and XIAFLEX,” said Siggi Olafsson, President and Chief Executive Officer. “Acthar Gel’s strong growth reflects increased patient demand across all treatment areas while XIAFLEX benefited from strong field execution and demand growth, which will be further supported this year by refreshed direct-to-consumer advertising campaigns.”

"We continue to effectively implement our growth strategy in our core brands while maximizing the value of our established brands as we prepare to pursue a listing on the New York Stock Exchange in the second half of 2026,” Mr. Olafsson said. “We remain confident in our ability to make meaningful clinical and operational progress this year in support of Keenova’s mission to help patients with rare or unaddressed conditions live happier and healthier lives.”
Impact on Financial Results Due to Completion of Mallinckrodt-Endo Merger and Subsequent Par Health Spin-Off
On July 31, 2025, the Company (formerly Mallinckrodt plc) completed its merger with Endo LP (formerly Endo, Inc.) (“Endo”) and recorded Endo’s assets and liabilities on its balance sheet at fair value. On November 10, 2025, the Company completed the separation of Par Health, Inc. (“Par Health”). Keenova is required to present Par Health’s assets and liabilities, results of operations, and cash flows as discontinued operations retroactively in its financial statements.
First Quarter 2026 Financial Results
Net sales from continuing operations in the first quarter of 2026 were $468 million, an increase of $261 million over the same period in 2025, primarily driven by strength in sales of Acthar Gel and the inclusion of XIAFLEX net sales.

•Acthar Gel net sales were $170 million, an increase of 47% from the prior-year period, driven by robust growth across all therapeutic areas, resulting in an all-time high in new patient starts and the ninth consecutive quarter of growth. Year‑over‑year growth was supported by continued execution that drove market expansion, as well as the ongoing uptake of SelfJect. The year‑over‑year comparison also reflects the impact of improved patient access which began contributing to Acthar Gel growth in the second quarter of 2025. While the Company expects enhanced access to continue supporting patient demand in 2026, its contribution to Acthar Gel’s growth rate is expected to moderate over the remainder of the year.
1 Repository corticotropin injection.
2 Collagenase clostridium histolyticum.
3 The financial results presented in this release reflect the continuing operations of Keenova Therapeutics plc.

•XIAFLEX net sales were $134 million, driven by increased demand and price. A new Dupuytren’s contracture awareness campaign launched this month, complementing a new digital campaign focused on Peyronie’s disease that began rolling out in February.
Loss from continuing operations was $114 million, compared to $75 million in the prior-year period. This change primarily reflects the continuing effects of costs and benefits associated with transactions that occurred in 2025. Strong performance of Acthar Gel and the inclusion of XIAFLEX net sales were more than offset by $158 million of incremental non-cash expenses related to fair value adjustments of inventory and intangible assets and the inclusion of Endo operating costs following the business combination.
Adjusted EBITDA from continuing operations was $174 million, reflecting the strength in Acthar Gel and XIAFLEX along with the realization of initial merger-related synergies.
XIAFLEX Pipeline Update
•Plantar Fibromatosis: Topline results for the Phase 3 study are expected in July 2026, with regulatory submission targeted for the fourth quarter of 2026.

•Hammer Toe: An FDA End-of-Phase 2 meeting is scheduled for June 2026, with enrollment for the Phase 3 study on track to begin in the third quarter of 2026.
Synergies Update
In the first quarter of 2026, the Company realized $23 million in synergies. The Company remains on track to realize pre-tax merger synergies of approximately $100 million in 2026 and $150 million of annual pre-tax, run-rate synergies by the merger’s three-year anniversary.

Reaffirmed 2026 Financial Guidance
For the full-year 2026, Keenova reaffirmed the guidance the Company first issued on March 31, 2026, as follows:
•Acthar Gel net sales growth rate in the mid-teens.
•XIAFLEX net sales growth rate in the mid- to high-single digits.4
•Net sales of $1.94 billion to $2.00 billion.
•Adjusted EBITDA of $730 million to $760 million.
The above Adjusted EBITDA guidance incorporates anticipated merger synergies to be realized in 2026. The guidance for net sales and Adjusted EBITDA does not take into account any potential acquisition or divestiture activity, including the potential sale of the PERCOCET business.
The Company does not provide comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.
Please see "Non-GAAP Financial Measures" included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the first quarter.
Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, to be filed with the U.S. Securities and Exchange Commission (“SEC”) for additional information.
Conference Call and Webcast
Keenova will hold a conference call for investors today, May 12, 2026, at 8:00 a.m. Eastern Time.
The audio webcast may be accessed through the Investor Relations section of the Company’s website or through this webcast link. To access the call through a conference line, participants can register here to receive dial-in numbers and a personalized PIN to participate in the call. Participants are advised to join 10 minutes prior to the scheduled start time. A replay of the webcast will be available following the event.
4 Compared to aggregate XIAFLEX net sales for fiscal year 2025, which is calculated based on Endo’s XIAFLEX net sales of $299.7 million for the pre-merger portion of fiscal year 2025 and Keenova’s XIAFLEX net sales of $246.6 million for the post-merger portion of fiscal year 2025, for a total of $546.3 million.

About Keenova
Keenova Therapeutics is a leading U.S.-focused branded therapeutics company that strives to help patients with rare or unaddressed conditions live happier and healthier lives.
Keenova’s rare disease capabilities underpin our diversified brands portfolio, which is focused across a wide range of specialty therapeutic areas of significant unmet need. These include rheumatology, ophthalmology, nephrology, neurology, pulmonology, orthopedics, urology, and neonatal respiratory critical care.
Headquartered in Dublin, Ireland, Keenova benefits from a strong U.S. manufacturing footprint with facilities in Louisiana, New Jersey, New York, Pennsylvania, and Wisconsin. To learn more, please visit www.keenova.com.
Keenova uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release includes certain financial information of the Company that is not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and assessing the Company’s capital structure, and the Company believes that these measures will be used by certain investors to evaluate operating results and financial leverage, borrowing capacity and balance sheet risk. The Company believes that presenting these non-GAAP financial measures provides useful information about performance and financial leverage across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable. Despite the importance of these measures to management in goal-setting and performance measurement, these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, metrics such as non-GAAP Adjusted EBITDA from continuing operations and similar metrics (unlike GAAP measures and relevant components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with the Company’s and Endo’s unaudited condensed consolidated financial statements, audited financial statements, and publicly filed reports in their entirety. Reconciliations of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release. Further information regarding non-GAAP financial measures can be found on the Company’s website at www.keenova.com.
Adjusted EBITDA
Adjusted EBITDA represents net income or loss prepared in accordance with GAAP and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income tax expense; depreciation and amortization; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; gains/losses on debt extinguishment; gains/losses on divestitures; fresh-start inventory-related expenses; business combination inventory-related expense; share-based compensation; and other items identified by the Company.
Adjusted EBITDA from Continuing Operations
Adjusted EBITDA from continuing operations represents Adjusted EBITDA (as defined above) and as adjusted for income (loss) from discontinued operations.
Forward Looking Statements
Statements in this Press Release that are not strictly historical, including statements regarding the future financial condition and operating results of the Company, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Keenova’s businesses and any other statements regarding events or developments Keenova believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,”

“intend,” “project,” “anticipate,” “approximately,” “estimate,” “predict,” “potential,” “continue,” “may,” “could,” “should,” “will” or the negative of these terms or similar expressions.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the expected benefits and synergies of the merger with Endo may not be fully realized in a timely manner, or at all; the Company’s increased indebtedness as a result of the merger with Endo and significant transaction costs related to the merger with Endo; the expected growth opportunities, profit improvements, cost savings and other benefits as a result of the spin-off of Par Health may not be fully realized in a timely manner, or at all; loss of the benefits of services provided by Par Health or certain of its subsidiaries as a result of the spin-off of Par Health; risks associated with being a smaller, less diversified company as a result of the spin-off of Par Health; unanticipated costs, litigation and/or regulatory inquiries and investigations, including as a result of the merger with Endo or the spin-off of Par Health; the estimated fair values of the net assets acquired in the merger with Endo are preliminary and subject to change if new information becomes available; potential changes in the Company’s business strategy, portfolio, capital allocation decisions, and performance; exposure to global economic conditions and market uncertainty; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to the Company or its officers; the Company’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; matters related to Acthar® Gel (repository corticotropin injection), including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with the Company’s suppliers, customers, employees and other third parties; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of the Company’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by the Company’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; the Company’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel SelfJect, the INOmax® Evolve DS delivery system, and XIAFLEX® (collagenase clostridium histolyticum); the Company’s ability to successfully pursue additional indications for XIAFLEX, including the timing and outcome of clinical results and regulatory submissions; the Company’s ability to successfully identify or discover additional products or product candidates; the Company’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; the Company’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of qualified personnel in key fields; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; the Company’s reliance on certain individual products that are material to its financial performance; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; new or increased tariffs and evolving trade relations and changes in trade and taxation policy; the Company’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; the Company’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing the Company’s indebtedness and settlement obligation on the Company’s operations, future financings and use of proceeds; the Company’s variable rate indebtedness; the Company’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the comparability of the Company’s financial results to historical financial statements in light of its emergence from Chapter 11 bankruptcy proceedings in 2023, the divestiture of the Therakos business, the merger with Endo and spin-off of Par Health.

The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, to be filed with the SEC, and other filings with the SEC, all of which are on file and available from the SEC’s website (www.sec.gov) and the Company’s website (www.keenova.com), identify and describe in more detail the risks and uncertainties to which the Company’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.
No Offer of Securities
The Company’s potential NYSE listing in the second half of 2026 is subject to approval by Keenova’s Board of Directors and other considerations and conditions. The Company expects to conduct a public offering of Keenova’s ordinary shares to facilitate the listing at that time, and no assurance can be given as to whether or when such transaction will occur or its impact.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any such offering would be made pursuant to a registration statement to be filed with the SEC. The price and number of the ordinary shares to be sold in any such offering have not yet been determined. The timing of any such offering would be subject to market and other conditions and the completion of the SEC’s review process. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.
CONTACTS
Investors:
investor.relations@keenova.com
Media:
media.relations@keenova.com

KEENOVA THERAPEUTICS PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)
	Three Months Ended		Change
	March 31, 2026	March 28, 2025	$	%
Acthar Gel	$169.5	$115.4	$54.1	47%
Xiaflex	134.4	—	134.4	—%
INOmax	58.8	62.5	(3.7)	(6)%
Amitiza	21.0	20.0	1.0	5%
Other Products	78.7	9.1	69.6	NM
License Revenues	5.9	0.2	5.7	NM
Total	$468.3	$207.2	$261.1	NM
________
NM indicates that the percentage change is not meaningful or is greater than 100%.

KEENOVA THERAPEUTICS PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)
	Three Months Ended
	March 31, 2026	March 28, 2025
Net loss	$(113.5)	$(27.7)
Income from discontinued operations, net of income taxes	—	(47.6)
Loss from continuing operations	(113.5)	(75.3)
Adjustments:
Interest expense, net	45.6	28.5
Income tax expense (benefit)	4.8	(1.7)
Depreciation	5.6	2.7
Amortization	55.4	9.7
Combination, integration, and other related expenses	19.8	20.5
Restructuring credits, net	—	(2.0)
(Gain) loss on divestiture	(0.2)	6.2
Fresh-start inventory-related expense	44.8	32.3
Business combination inventory-related expenses	100.2	—
Share-based compensation	11.0	9.0
Change in fair value of contingent consideration	0.6	(0.1)
Change in derivative asset and liabilities fair value	—	2.6
Unrealized loss on equity investment	0.5	6.2
Other	(0.6)	0.2
Adjusted EBITDA from continuing operations	$174.0	$38.8

KEENOVA THERAPEUTICS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31, 2026	March 28, 2025
Net sales	$468.3	$207.2
Cost of sales	281.7	95.1
Gross profit	186.6	112.1
Selling, general and administrative expenses	210.6	114.9
Combination, integration, and other related expenses	19.8	20.5
Research and development expenses	23.2	15.3
Restructuring credits, net	—	(2.0)
Operating loss	(67.0)	(36.6)
Interest expense	(51.0)	(32.6)
Interest income	5.4	4.1
Other income (expense), net	3.9	(11.9)
Loss from continuing operations before income taxes	(108.7)	(77.0)
Income tax expense (benefit)	4.8	(1.7)
Loss from continuing operations	(113.5)	(75.3)
Income from discontinued operations, net of income taxes	—	47.6
Net loss	$(113.5)	$(27.7)

Basic (loss) income per share
Loss from continuing operations	$(2.87)	$(3.82)
Income from discontinued operations	—	2.42
Net loss	$(2.87)	$(1.41)
Basic weighted-average shares outstanding	39.6	19.7

Diluted (loss) income per share:
Loss from continuing operations	$(2.87)	$(3.82)
Income from discontinued operations	—	2.42
Net loss	$(2.87)	$(1.41)
Diluted weighted-average shares outstanding	39.6	19.7